UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2005

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 252-264-2064

Item 1.01  Entry into Material Definitive Agreement

On the 18th day of November, 2005 Greens Worldwide Incorporated (“GRWW”) and Brittany Capital Management Limited (“Brittany”) entered into an Agreement wherein they made reference to a Private Equity Credit Agreement between GRWW and Brittany in the amount of $30,000,000 which Agreement and the related Registration Rights Agreement were filed with the SEC ass Exhibits 10.2 and 10.3 to Form 8-K with Date of Report of October 25, 2005.

The parties to the above-referenced Agreement agreed to leave both the Private Equity Credit Agreement and Registration Rights Agreement as is, except for (i) increasing the Maximum Commitment Amount from $30,000,0000 to $50,000,000; and (ii) increasing the term of the Agreement from thirty six (36) months to sixty (60) months.

In all other respects the Agreement is to remain exactly as is.

EXHIBITS

Exhibit Number	Description
10.1	Agreement dated November 18 by and between Greens Worldwide Incorporated and Brittany Capital Management Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2005

Greens Worldwide Incorporated

/s/ R. Thomas Kidd

By: ________________________________

R. Thomas Kidd, President & CEO

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